                                                                   Exhibit d(31)



                        INVESTMENT MANAGEMENT AGREEMENT


                                 BY AND BETWEEN


                      JOHN HANCOCK VARIABLE SERIES TRUST I


                                      AND


                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
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                                  2

                             MANAGEMENT AGREEMENT


  AGREEMENT made as of the 28th day of July, 1999 by and between John Hancock Variable Series Trust I, a Massachusetts business trust having a place of business at John Hancock Place, Boston, Massachusetts 02117 (hereinafter called the "Series") and John Hancock Mutual Life Insurance Company, a Massachusetts corporation having its principal place of business at John Hancock Place, Boston, Massachusetts 02117 (hereinafter called "JHMLICO").

  WHEREAS, the Series is organized and engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

  WHEREAS, JHMLICO is engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

  WHEREAS, the Series is authorized to issue shares of beneficial interest in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

  WHEREAS, the Series currently offers shares of beneficial interest in twenty-three classes which are subject to separate management agreements with JHMLICO that do not apply to the Portfolios referred to below, and

  WHEREAS, the Series intends to offer shares of beneficial interest in eight additional classes (the "Initial Portfolios" under this Agreement) designated as Aggressive Balanced Portfolio, Mid Cap Blend Portfolio, Large Cap Aggressive Growth Portfolio, Small/Mid Cap Value Portfolio, Large Cap Value CORE Portfolio, International Equity Portfolio, Fundamental Mid Cap Growth Portfolio, and Large/Mid Cap Value Portfolio (together with other classes subsequently established by the Series, the "Portfolios) and the Series desires to retain JHMLICO to render investment advisory services under this Agreement, and JHMLICO is willing to do so.

  NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.  APPOINTMENT OF JHMLICO AS MANAGER.

  (a)  Initial Portfolios.  The Series hereby appoints JHMLICO and JHMLICO
       ------------------
hereby accepts the appointment, to act as investment adviser and manager to each of the Initial Portfolios for the period and on the terms herein set forth, for the compensation herein provided.

  (b)  Additional Portfolios.  In the event that the Series establishes one or
       ---------------------
more classes of shares other than the Initial Portfolios with respect to which it desires to retain JHMLICO to render investment advisory and management services hereunder, it shall so notify JHMLICO in writing. If it is willing to render such services JHMLICO shall notify the Series in writing, whereupon such class of shares shall become a Portfolio hereunder.

  (c)  Independent Contractor.  JHMLICO shall for all purposes herein be deemed
       ----------------------
to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Series.

2.  PROVISION OF INVESTMENT MANAGEMENT SERVICES.

  JHMLICO will provide to the Portfolios a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of the Series. JHMLICO will manage the investment and reinvestment of the assets in the Portfolios, and perform the other functions set forth below, subject to the overall supervision, direction, control and review of the Board of Trustees of the Series and, as in effect from time to time, the provisions of the Series' Declaration of Trust, Bylaws, prospectus, statement of additional information, the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations) or any directions or instructions delivered to JHMLICO in writing by the Series from time to time.

  Except to the extent that the Board of Trustees approves performance of any of the following functions by any custodian, transfer agent, independent counsel, or other independent agent, JHMLICO will, with respect to the Portfolios:

  (a) advise the Series in connection with policy decisions to be made by its Board of Trustees or any committee thereof and, upon request, furnish the Series with research, economic and statistical data in connection with the Series' investments and investment policies;

  (b)  provide administration of the day to day operations of the Series;

  (c) submit such reports relating to the valuation of the Series' securities as its Board of Trustees may reasonably request;

  (d) assist the Series in any negotiations relating to its investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors and place orders for purchases and sales of portfolio investments;

  (e) provide office space and office equipment and supplies (including telephone and other utility services), accounting and data processing equipment and necessary executive, legal, accounting, clerical and secretarial personnel for the administration of the affairs of the Series;

  (f) maintain and preserve the records required by the 1940 Act to be maintained and preserved by the Series, to the extent not maintained by the Series' custodian, distributor, transfer agent or any Sub-Investment Manager;

  (g) oversee, and use its best efforts to assure the performance of all the activities and services of any custodian, distributor, transfer agent or other similar agent retained by the Series;

  (h) value the assets and liabilities of the Series, compute the daily income, net asset value and yield of each Portfolio; and

  (i)  supervise the activities of each Sub-Investment Manager.

  The Series will provide timely information to JHMLICO regarding such matters as purchases and redemptions of shares in each Portfolio and the cash requirements of, and cash available for investment in, each Portfolio, and all other information as may be reasonably necessary or appropriate in order for JHMLICO to perform its responsibilities hereunder.
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                                       4

3.  ALLOCATION OF EXPENSES.

 Except as set forth below, each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder.

 (a) The Series agrees to assume the Portfolios' share of the expense of:

       (i) brokerage commissions for transactions in the portfolio investments of the Series and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;
       (ii)  the advisory fees called for in this Agreement;
       (iii) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Series to federal, state or other governmental agencies, and the expenses and costs associated with the preparation and filing of all tax returns;
       (iv)  interest payable on the Series' borrowings;
       (v) extraordinary or non-recurring expenses, such as legal claims and liabilities and litigation costs and indemnification payments by the Series in connection therewith;
       (vi) the charges and expenses of any custodian or depository appointed by the Series for the safekeeping of its cash, portfolio securities and other property, for providing accounting and valuation services, and for monitoring compliance with federal laws and regulations, subject to the Board of Trustees' approval as to the scope of such accounting, valuation, and monitoring functions;
       (vii)  the charges and expenses of its independent auditors;
       (viii)  the cost of the fidelity bond required by 1940 Act Rule 17g-l;
       (ix) the compensation and travel expenses of trustees who are not "interested persons" within the meaning of the 1940 Act;
       (x) the expenses in preparing, printing and distributing voting instruction information statements to persons entitled to give voting instructions in tabulating proxy votes and in printing and distributing to policyowners and contractowners annual and semi-annual reports;
       (xi) fees and costs for legal services provided to or on behalf of the Series (including fees and costs of independent counsel and an allocable portion of the cost of JHMLICO's Law Department rendering such services) (for this purpose, "legal services" includes (but is not limited to) the services of such independent counsel or Law Department employees in the course of administering the business and affairs of the Series);
       (xii) charges of any independent agents (other than independent counsel) approved by the Board of Trustees;
       (xiii) the fees and expenses involved in registering and maintaining registrations of the Series and its shares with the Securities and Exchange Commission and various states and other jurisdictions; and
       (xiv) membership or association dues for the Investment Company Institute, the National Association of Variable Annuities, or similar trade association or for any self-regularly organization.

 (b) To the extent not assumed by the Series pursuant to (a) above, JHMLICO agrees to assume the Portfolios' share of the expense of:

       (i) the charges and expenses of any registrar, stock transfer or dividend disbursing agent;
       (ii) the cost of any stock certificates representing shares of the
     Series;
       (iii) the expenses of shareholders' meetings; trustees' meetings; printing and distributing Prospectuses and statements of additional information to prospective and existing policyowners and contractowners; preparing, printing, and distributing any advertising or sales literature to
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                                       5

       prospective and existing policyowners and contractowners; and any other activity and related legal services primarily intended to result in the sale of the Series' shares;
       (iv) the expense of furnishing each shareholder statements of account;
       (v) the cost of and any errors and omissions insurance or other liability insurance covering the Series and/or its officers, directors and employees; and
       (vi) the fees and costs of independent counsel to Series not incurred in the actual conduct of the Series' affairs.


4.  SUB-INVESTMENT MANAGERS.

  Notwithstanding any other provision hereof, JHMLICO, with the approval of the Series, may contract with one or more Sub-Investment Managers to perform any of the investment management services required of JHMLICO under this Agreement; provided, however, that the compensation of any such Sub-Investment Manager will be the sole responsibility of JHMLICO and the duties and responsibilities of any such Sub-Investment Manager shall be as set forth in an agreement between the Series, JHMLICO and such Sub-Investment Manager. It is anticipated that JHMLICO and the Series will agree to contract initially with Independence Investment Associates, Inc. to be Sub-Investment Manager for the Aggressive Balanced Portfolio and the Mid Cap Blend Portfolio, with Alliance Capital Management L.P. to be Sub-Investment Manager for the Large Cap Aggressive Growth Portfolio, with The Boston Company Asset Management LLC to be Sub-Investment Manager for the Small/Mid Cap Value Portfolio, with Goldman Sachs Asset Management (a division of Goldman, Sachs & Co.) to be Sub-Investment Manager for the Large Cap Value CORE Portfolio and the International Equity Portfolio, with OppenheimerFunds, Inc. to be Sub-Investment Manager for the Fundamental Mid Cap Growth Portfolio, and with Wellington Management Company, LLP to be Sub-Investment Manager for the Large/Mid Cap Value Portfolio.

  JHMLICO shall exercise reasonable care in selecting, for approval by the Series, any Sub-Investment Manager and in monitoring and supervising the performance of any Sub-Investment Manager but, except as provided in Section 14 hereof, shall not otherwise be legally responsible or liable for any action of any Sub-Investment Manager. It shall be a particular responsibility of JHMLICO to evaluate the investment performance of Sub-Investment Managers and that of potential Sub-Investment Managers and to supervise and monitor the practices of Sub-Investment Managers in selecting brokers and dealers to effect portfolio transactions, including the negotiation of commissions and the evaluation of services provided by such brokers and dealers.


5.  INVESTMENT ADVISORY FEE AND EXPENSE LIMITATION.

  For all of the services rendered, facilities furnished and expenses paid or assumed as herein provided,the Series shall pay to JHMLICO a fee, which fee shall, with respect to each Portfolio, be at an effective rate of:

  (a)  For the Aggressive Balanced Portfolio:
       -------------------------------------
       (i) 0.775 % on an annual basis of the first $250,000,000 of the Current Net Assets of such Portfolio; and
       (ii) 0.725 % on an annual basis of that portion of the Current Net Assets in excess of $250,000,000 and not over $500,000,000 of such Portfolio; and
       (iii) 0.70 % on an annual basis of that portion of the Current Net
       Assets in excess of $500,000,000 of such Portfolio.

  (b)  For the Mid Cap Blend Portfolio:
       -------------------------------

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                                       6

       (i) 0.85 % on an annual basis of the first $250,000,000 of the Current Net Assets of such Portfolio; and
       (ii) 0.80 % on an annual basis of that portion of the Current Net Assets in excess of $250,000,000 and not over $500,000,000 of such Portfolio; and
       (iii) 0.75 % on an annual basis of that portion of the Current Net Assets in excess of $500,000,000 of such Portfolio.

  (c)  For the Large Cap Aggressive Growth Portfolio:
       ---------------------------------------------
       (i) 1.10 % on an annual basis of the first $10,000,000 of the Current Net Assets of such Portfolio; and
       (ii) 0.975 % on an annual basis of that portion of the Current Net Assets in excess of $10,000,000 and not over $20,000,000 of such Portfolio; and
       (iii) 0.85 % on an annual basis for that portion of the Current Net Assets in excess of $20,000,000 of such Portfolio.

  (d)  For the Small/Mid Cap Value Portfolio:
       -------------------------------------
       (i) 1.05 % on an annual basis of the first $100,000,000 of the Current Net Assets of such Portfolio; and
       (ii) 1.00 % on an annual basis of that portion of the Current Net Assets in excess of $100,000,000 and not over $250,000,000 of such Portfolio; and
       (iii) 0.95 % on an annual basis for that portion of the Current Net Assets in excess of $250,000,000 of such Portfolio.

  (e)  For the Large Cap Value CORE Portfolio:
       --------------------------------------
       (i) 0.85 % on an annual basis of the first $50,000,000 of the Current Net Assets of such Portfolio; and
       (ii) 0.75 % on an annual basis of that portion of the Current Net Assets in excess of $50,000,000 but not over $200,000,000; and
       (iii) 0.70 % on an annual basis of that portion of the Current Net Assets in excess of $200,000,000 of such Portfolio.

  (f)  For the International Equity Portfolio:
       --------------------------------------
       (i) 1.10 % on an annual basis of the first $50,000,000 of the Current Net Assets of such Portfolio; and
       (ii) 1.05 % on an annual basis of that portion of the Current Net Assets in excess of $50,000,000 but not over $200,000,000; and
       (iii) 1.00 % on an annual basis of that portion of the Current Net Assets in excess of $200,000,000 of such Portfolio.

  (g)  For the Fundamental Mid Cap Growth Portfolio:
       --------------------------------------------
       (i) 0.95 % on an annual basis of the first $50,000,000 of the Current Net Assets of such Portfolio; and
       (ii) 0.90 % on an annual basis of that portion of the Current Net Assets in excess of $50,000,000 but not over $100,000,000; and
       (iii) 0.85 % on an annual basis of that portion of the Current Net Assets in excess of $100,000,000 but not over $150,000,000; and
       (iv) 0.80 % on an annual basis of that portion of the Current Net Assets in excess of $150,000,000 of such Portfolio.

  (h)  For the Large/Mid Cap Value Portfolio:
       -------------------------------------

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                                       7

     (i) 1.05 % on an annual basis of the first $25,000,000 of the Current Net Assets of such Portfolio; and
     (ii) 0.95 % on an annual basis of that portion of the Current Net Assets in excess of $25,000,000 but not over $50,000,000; and
     (iii) 0.85 % on an annual basis of that portion of the Current Net Assets in excess of $50,000,000 but not over $100,000,000; and
     (iv) 0.75 % on an annual basis of that portion of the Current Net Assets in excess of $100,000,000 of such Portfolio.

  The fee shall be accrued daily and payable monthly as soon as possible after
the last day of each calendar month.    In the case of termination of this
Agreement with respect to any Portfolio during any calendar month, the amount of the fee accrued to the date of termination shall be paid.

  "Current Net Assets" of any Portfolio for purposes of computing the amount of advisory fee accrued for any day shall mean that Portfolio's net assets for the most recent preceding day for which that Portfolio's net assets were computed.

  For any fiscal year in which the normal operating costs and expenses of any Portfolio of the Series, exclusive of the investment advisory fee, interest, brokerage commissions, taxes and extraordinary expenses outside the control of JHMLICO exceed 0.25% of that Portfolio's average daily net assets, JHMLICO will reimburse that Portfolio promptly after the end of the fiscal year in an amount equal to such excess. In the event of termination of this Agreement as of a date other than the last day of Series' fiscal year, JHMLICO shall pay any Portfolio of Series the amount by which such expenses incurred by that Portfolio prior to the date of termination exceeds a pro rata portion of the expense limitation.


6.  PORTFOLIO TRANSACTIONS.

  In connection with the investment and reinvestment of the assets of the Portfolios, JHMLICO is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Series and to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for the Series. JHMLICO shall maintain records adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Series and its shareholders, JHMLICO shall have the right, subject to the control of the Board of Trustees, and to the extent authorized by the Securities and Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Series or to JHMLICO, who charge a higher commission rate to the Series than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. JHMLICO shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.

  The fees payable to JHMLICO by the Series hereunder shall be reduced by any tender solicitation fees or similar payments received by JHMLICO, or any affiliated person of JHMLICO, in connection with the tender of investments of any Portfolio (less any direct expenses incurred by JHMLICO, or any affiliated person of JHMLICO, in connection with obtaining such fees or payments). JHMLICO shall use its best efforts to recapture all available tender offer solicitation fees and similar payments in connection with tenders of the securities of any Portfolio, provided, however, that neither JHMLICO nor any affiliated person shall be required to register as a broker-dealer for this purpose. JHMLICO shall advise the Board of Trustees of any fees or payments of whatever type which it may be possible for JHMLICO or an affiliate of JHMLICO to receive in connection with the purchase or sale of investment securities for any Portfolio.

7.  INFORMATION, RECORDS, AND CONFIDENTIALITY.

  The Series shall own and control all records maintained hereunder by JHMLICO on the Series' behalf and, in the event of termination of this Agreement with respect to any Portfolio for any reason, all records relating to that Portfolio shall promptly be returned to the Series, free from any claim or retention of rights by JHMLICO. JHMLICO also agrees, upon request of the Series, promptly to surrender such books and records or, at JHMLICO's expense, copies thereof to the Series or make such books and records available for inspection by representatives of regulatory authorities or other persons reasonably designated by the Series. JHMLICO further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to, Rules 31a-1 and 31a-2. JHMLICO shall supply all information requested by any insurance regulatory authorities to determine whether all insurance laws and regulations are being complied with.

  JHMLICO shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if the Series has authorized such disclosure, or if such disclosure is expressly required by applicable Federal or state regulatory authorities.

  JHMLICO shall supply the Board of Trustees and officers of the Series with all statistical information regarding investments of the Portfolios which is reasonably required by them and reasonably available to JHMLICO.


8.  LIABILITY.

  No provision of this Agreement shall be deemed to protect JHMLICO against any liability to the Series or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Series against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations and duties.


9.  DURATION AND TERMINATION OF THIS AGREEMENT.

  (a)  Duration.  This Agreement shall become effective with respect to each
       --------
Initial Portfolio on the date hereof and, with respect to any additional Portfolio, on the date of receipt by the Series of notice from JHMLICO in accordance with Paragraph 1(b) hereof that JHMLICO is willing to serve with respect to such Portfolio. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the Initial Portfolios and, with respect to each additional Portfolio until two years following the date on which such Portfolio becomes a Portfolio hereunder, and shall continue in full force and effect thereafter with respect to each Portfolio so long as such continuance with respect to any such Portfolio is approved at least annually (i) by either the Board of Trustees of the Series or by vote of a majority of the outstanding voting shares of such Portfolio, and
(ii) in either event by the vote of a majority of the Board of Trustees of the Series who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.

  Any approval of this Agreement by the holders of a majority of the outstanding shares of any Portfolio shall be effective to continue this Agreement with respect to any such Portfolio notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio affected hereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Series, unless such approval shall be required by any other applicable law or otherwise. The terms "assignment", "vote of a majority of the outstanding shares" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.

  (b)  Termination.  This Agreement may be terminated with respect to any
       -----------
Portfolio at any time, without payment of any penalty, by vote of the Board of Trustees of the Series, by vote of a majority of the outstanding shares of such Portfolio, or by JHMLICO on at least sixty (60) days written notice to the Series.

  (c)  Automatic Termination.  This Agreement shall automatically and
       ---------------------
immediately terminate in the event of its assignment.


10.  NAME OF JOHN HANCOCK.

  It is understood that the name "John Hancock", or any name derived from or similar to that name, and any logo associated with that name, is the valuable property of JHMLICO, and that the Series has the right to include "John Hancock" as a part of its name only so long as this Agreement shall continue. Upon termination of this Agreement the Series shall forthwith cease to use the John Hancock name and logos and shall submit to its shareholders, if necessary, an amendment to its Declaration of Trust to change the Series' name.


11.  SERVICES NOT EXCLUSIVE.

  The services of JHMLICO to the Series with respect to the Portfolios are not to be deemed exclusive and JHMLICO shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of JHMLICO and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.


12.  AVOIDANCE OF INCONSISTENT POSITION.

  In connection with the purchase and sale of portfolio securities of the Portfolios, JHMLICO and its directors, officers and employees will not act as principal or agent or receive any commission. Nothing in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Series with those for other registered investment companies managed by JHMLICO or its affiliates, if orders are allocated in a manner deemed equitable by JHMLICO among the accounts and at a price approximately averaged.


13.  AMENDMENT.

  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing. No amendment of this Agreement shall be effective with respect to any

Portfolio until approved specifically by (a) the Board of Trustees of the Series, or by vote of a majority of the outstanding shares of that Portfolio, and (b) by vote of a majority of those Trustees of the Series who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.


14.  INDEMNIFICATION

  Except to the extent that a member of the Board of Trustees would thereby be protected against any liability to the Series or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the member's duties, or by reason of the member's reckless disregard either of the member's obligations and duties under this Agreement or of the duties involved in the conduct of the member's office, JHMLICO hereby indemnifies each person who is or has been a member of the Board of Trustees and will hold each harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the member may become subject under the 1940 Act or any other statute or at common law or otherwise, by reason of his or her failure or alleged failure to take any action relating to the investment or reinvestment of assets in the Portfolios, regardless of whether a Sub-Investment Manager has been retained in connection with the Portfolio concerned, including any failure or alleged failure to seek or retain investment advice or management in addition to or in place of that provided by JHMLICO and its Sub-Investment Managers, if any. With respect to any losses, claims, damages, liabilities or litigation arising out of events occurring prior to the termination of this Agreement, this indemnity shall survive said termination.


15.  LIMITATION OF LIABILITY

  It is expressly agreed that the obligations of the Series hereunder shall not be binding upon any of the Trustees, shareholders, officers, agents or employees of Series personally, but bind only the trust property of the Series, as provided in the Series' Declaration of Trust.


16.  GOVERNING LAW.
  This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                        JOHN HANCOCK VARIABLE SERIES TRUST I
ATTEST:


/s/ Laura Mangan          By:  /s/ Michele G. Van Leer
----------------               -----------------------
  Assistant Secretary     Title:  Chairman and CEO



                          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
ATTEST:


/s/ Antoniette Ricci      By:  /s/ Eric A. Simonson
--------------------           --------------------
  Assistant Secretary     Title:  Sr. Vice President